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Exhibit 10.39

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of January 1, 2002 (the "Effective Date") by and between FAIRPOINT COMMUNICATIONS, INC., a Delaware corporation (together with its successors and assigns permitted hereunder, the "Company"), and EUGENE B. JOHNSON (the "Executive").

                                    RECITALS:

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its subsidiaries and stockholders to enter into this Agreement for purposes of the Company employing the Executive on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the respective agreements and covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. EMPLOYMENT PERIOD. Subject to Section 3, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, as Chief Executive Officer, in accordance with the terms and provisions of this Agreement for a period commencing on the date hereof and ending on March 31, 2003 (the "Employment Period"). In the event the Executive continues to perform services after the Employment Period, and pending agreement for extension of the Employment Agreement, such services shall constitute employment for an unspecified term, terminable at will, with or without cause or reason, with or without advance notice, and with or without pay in lieu of advance notice.

     2.  TERMS OF EMPLOYMENT.

         (a)   POSITION AND DUTIES.

               (i) During the term of the Executive's employment, the Executive shall serve as the Chief Executive Officer of the Company and as Vice Chairman of the Company's Board of Directors and, in so doing, shall perform normal duties and responsibilities associated with such positions.

               (ii) During the term of the Executive's employment, and excluding any periods of vacation and other leave to which the Executive is entitled, the Executive agrees to devote substantially all his business time to the business and affairs

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of the Company and to use the Executive's best efforts to perform faithfully, effectively and efficiently his duties and responsibilities.

               (iii) Notwithstanding Paragraph 2(a)(ii) hereof, during the term of the Executive's employment it shall not be a violation of this Agreement for the Executive to (1) serve on industry, trade, civic, educational or charitable boards or committees, (2) deliver lectures or fulfill speaking engagements, and (3) manage personal investments, so long as such activities do not interfere with the performance of the Executive's duties and responsibilities as an employee of the Company.

               (iv) Executive agrees to observe and comply with the Company's rules and policies as adopted by the Company from time to time.

         (b)   COMPENSATION.

               (i) BASE SALARY. During the term of the Executive's employment, the Executive shall receive an annual base salary of $285,000 (the "Annual Base Salary"), which shall be paid in accordance with the customary payroll practices of the Company.

               (ii) BONUS. Executive may receive an annual bonus in an amount to be determined by the Board.

               (iii) INCENTIVE SAVINGS, STOCK OPTION AND RETIREMENT PLANS. During the term of the Executive's employment, the Executive shall be entitled to participate in all incentive, savings, stock option and retirement plans, practices, policies and programs applicable generally to other senior executives of the Company, as amended from time to time. Without limiting the foregoing, Executive currently has 213,200 fully-vested options under the Company's 1995 Stock Option Plan (the "95 Plan") and 597,500 fully-vested options under the Company's 1998 Stock Incentive Plan (the "98 Plan"). The Executive also has been granted 298,750 options which are scheduled to vest on May 21, 2002 and 298,750 options which are scheduled to vest on May 21, 2003, each of which were granted pursuant to the 98 Plan. All options granted to Executive under the 98 Plan shall vest in accordance with the terms and conditions of the agreements granting such options; PROVIDED, HOWEVER, that all such options shall vest immediately upon the termination of Executive as Chief Executive Officer of the Company as a result of either (x) the expiration of the Employment Period, (y) a Change of Control (as defined below), or (z) the hiring of a new Chief Executive Officer (other than upon Executive's termination for Cause). In addition, as additional consideration for entering into this Agreement, the Company shall grant to the Executive an option to purchase an additional 250,000 shares of common stock of the Company under the 98 Plan, at an exercise price of $7.00 per share (the "New Options"). The New Options shall vest as follows: 41,667 New Options shall vest on the Effective Date and the remaining New Options shall vest in fifteen (15) equal monthly installments of 13,888.87

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shares on the last day of each month of the Employment Period, commencing
January 31, 2002; PROVIDED, HOWEVER, that all unvested New Options shall vest immediately upon the termination of Executive as Chief Executive Officer of the Company as a result of either (A) the hiring of a new Chief Executive Officer to replace Executive (other than upon termination for Cause) or (B) a Change of Control. The terms and conditions of the grant of the New Options shall be governed by a stock option agreement between Executive and the Company in the form attached hereto as EXHIBIT A.

               (iv) WELFARE BENEFIT PLANS. During the term of the Executive's employment, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under the welfare benefit plans, practices, policies and programs provided by the Company, including medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs, as amended from time to time, to the extent applicable generally to other employees of the Company. In addition, the Executive shall be entitled to payment of long term disability and term life insurance premiums in an amount not to exceed $7,000 in the aggregate annually.

               (v) PERQUISITES. During the term of the Executive's employment, the Executive shall be entitled to receive, in addition to the benefits described above, such perquisites and fringe benefits appertaining to his position in accordance with any policies, practices and procedures established by the Board, as amended from time to time, including, without limitation reimbursement for automobile (import luxury or equivalent) expenses.

               (vi) EXPENSES. During the term of the Executive's employment, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by the Executive in accordance with the Company's policies, practices and procedures, as amended from time to time.

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     3.  TERMINATION OF EMPLOYMENT.

         (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If a Disability (as defined below) of the Executive has occurred during the Employment Period, the Company may give to the Executive written notice in accordance with Section 6(e) hereof of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the ninetieth (90th) day after receipt of such notice by the Executive (the "Disability Effective Date"), if, within ninety (90) days after such receipt, the Executive shall not have returned to perform, with reasonable accommodation, the essential functions of his position. For purposes of this Agreement, at any time the Company or any of its affiliates sponsors a long-term disability plan for the Company's employees, "Disability" shall mean disability as defined in such long-term disability plan. The determination of whether the Executive has a Disability shall be made by the person or persons required to render disability determinations under the long-term disability plan. At any time the Company does not sponsor a long-term disability plan for its employees, "Disability" shall mean the Executive's inability to perform, with reasonable accommodation, the essential functions of his position hereunder for a period of 180 consecutive days due to mental or physical incapacity, as determined by a physician selected by the Company or its insurers.

         (b)   CAUSE OR WITHOUT CAUSE. The Company may terminate the
Executive's employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, "Cause" shall mean (a) misappropriating any funds or any material property of the Company; (b) obtaining or attempting to obtain any material personal profit from any transaction in which the Executive has an interest which is adverse to the interest of the Company unless the Company shall first give its consent to such transaction; (c) (i) the willful taking of actions which directly impair the Executive's ability to perform the duties required by the terms of his employment; or (ii) taking any action detrimental to the Company's goodwill or damaging to the Company's relationships with its customers, suppliers or employees; provided that such neglect or refusal, action or breach shall have continued for a period of twenty (20) days following written notice thereof; (d) being convicted of or pleading NOLO CONTENDERE to any crime or offense constituting a felony under applicable law or any crime or offense involving fraud or moral turpitude; or (e) any material intentional failure to comply with applicable laws or governmental regulations within the scope of employment as defined by this Agreement. For purposes of this Agreement, "without Cause" shall mean a termination by the Company of the Executive's employment during the Employment Period for any reason other than a termination based upon Cause, death, Disability or upon a Change of Control, as defined below.

         (c) CHANGE OF CONTROL. If a Change of Control (as defined below) occurs during the Employment Period and the Board determines in good faith that it is in

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the Company's best interests to terminate the Executive's employment with the
Company within one year of such Change of Control the Company may terminate the Executive's employment by giving the Executive written notice in accordance with
Section 6(e) of its intention to terminate the Executive's employment. Any such termination by the Company as contemplated in this Section 3(c) is referred to herein as a termination "upon a Change of Control."

         For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if: (a) the stockholders of the Company on the date hereof (after giving effect to the transactions contemplated by the Stock Purchase Agreement, dated as of January 4, 2000, by and among the Company and the other Parties thereto) no longer own, either directly or indirectly, shares of capital stock of the Company entitling them to fifty-one percent (51.0%) in the aggregate of the voting power for the election of the directors of the Company, as a result of a merger or consolidation of the Company, a transfer of capital stock of the Company or otherwise, or (b) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of its property or assets to any other person or entity.

         (d) NOTICE OF TERMINATION. Any termination by the Company for Cause or without Cause or upon a Change of Control, shall be communicated by a Notice of Termination to the Executive given in accordance with Section 6(e). For purposes of this Agreement, the term "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than fifteen (15) days after the giving of such notice if the Executive is giving such notice). The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or a termination upon a Change of Control shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company's rights hereunder.

         (e) DATE OF TERMINATION. The term "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause or upon a Change of Control, the date of receipt of the Notice of Termination or any later date specified therein pursuant to Section 3(d), as the case may be, (ii) if the Executive's employment is terminated by the Executive thirty (30) days from the date of receipt of the Notice of Termination, (iii) if the Executive's employment is terminated by the Company other than for Cause or upon a Change of Control, the date on which the Company notifies the Executive of such termination and (iv) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability, as the case may be.

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     4.  OBLIGATIONS OF THE COMPANY UPON TERMINATION.

         (a) If, during the Employment Period, the Company shall terminate the Executive's employment for Cause or the Executive shall voluntarily resign, the Executive shall not be entitled to any benefits pursuant to this Agreement.

         (b) Upon the earliest of (A) expiration of the Employment Period, (B) termination of the Executive's employment as Chief Executive Officer without Cause (e.g., the Company hires a Chief Executive Officer to replace Executive) or (C) termination of the Executive's employment as Chief Executive Officer upon a Change of Control, the Executive shall be entitled to receive from the Company the following, effective as of the date of occurrence of such event (the "Termination Event"):

               (i) title to two (2) permanent seat licenses with the Carolina Panthers;

               (ii) continued medical coverage for both Executive and Executive's spouse until each are eligible for Medicare; and

               (iii) accelerated vesting of all options granted to Executive under the 95 Plan and the 98 Plan, including the New Options, as of the date of the Termination Event.

     5. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     6.  MISCELLANEOUS.

         (a) COUNTERPARTS. This Agreement may be executed in several counterparts each of which is an original. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         (b) CONTENTS OF AGREEMENT; PARTIES-IN-INTEREST, ETC. This Agreement sets forth the entire understanding of the parties regarding the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. All representations,

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warranties, covenants, terms, conditions and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Company and the Executive. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party without the prior written consent of the other party hereto.

               (c) NEW YORK LAW TO GOVERN. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

               (d) SECTION HEADINGS. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

               (e) NOTICES. All notices, requests, demands and other communications which are required or permitted hereunder shall be sufficient if given in writing and delivered personally or by registered or certified mail, postage prepaid, or by facsimile transmission (with a copy simultaneously sent by registered or certified mail, postage prepaid), as follows (or to such other address as shall be set forth in a notice given in the same manner):

                      If to the Company, to:

                              FairPoint Communications, Inc.
                              521 East Morehead Street, Suite 250
                              Charlotte, North Carolina 28202
                              Facsimile:  (704) 344-1594
                              Attn:  Shirley J. Linn, Esq.

                      Copy to:

                              Paul, Hastings, Janofsky & Walker LLP
                              399 Park Avenue
                              New York, New York  10022-4697
                              Facsimile: (212) 319-4090
                              Attn: Neil A. Torpey, Esq.

                      If to the Executive, to:

                              Eugene B. Johnson
                              920 Berkeley Avenue
                              Charlotte, North Carolina 28203

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               (f)    MODIFICATION AND WAIVER. Any of the terms or conditions
of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended at any time by the Company and the Executive. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver.

               (g) THIRD PARTY BENEFICIARIES. Except as otherwise expressly set forth herein, no individual or entity shall be a third-party beneficiary of the representations, warranties, covenants and agreements made by any party hereto.

               (h) TERMINATION OF PRIOR ARRANGEMENTS. The parties hereto acknowledge and agree that this Agreement supersedes and terminates all existing employment and severance agreements or arrangements between the Company and/or any of its affiliates and the Executive, including but not limited to Executive's employment agreement with the Company dated January 20, 2000.

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         IN WITNESS WHEREOF, the parties hereto have executed or have caused this Agreement to be duly executed as of the date first above written.

                                    EXECUTIVE

                                        /s/ Eugene B. Johnson
                                    --------------------------------------------
                                    Eugene B. Johnson

                                    FAIRPOINT COMMUNICATIONS, INC.

                                    By:    /s/ Walter E. Leach, Jr.
                                       -----------------------------------------
                                       Name:  Walter E. Leach, Jr.
                                             -----------------------------------
                                       Title: Senior Vice President
                                             -----------------------------------

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